Bierwolf, Nilson & Associates
                        Certified Public Accountants
                          1453 South Major Street
                         Salt Lake City, Utah 84115

A Partnership of                                     Nephi J. Bierwolf, CPA
Professional Corporations                               Troy F. Nilson, CPA
___________________________________________________________________________


United States Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs,

RE:  Dismissal as Auditor of Secured Diversified Investment, Ltd.
     Commission File No. 0-30653


We have reviewed Item 4 of the Company's report on Form 8-K regarding our dismissal as auditor and principal accountant and are in agreement with the disclosure contained therein. We also consent to the filing of this letter as Exhibit 16.1.


Sincerely,

/S/ Bierwolf, Nilson & Associates
Bierwolf, Nilson & Associates
May 2, 2003